content="text/html; charset=iso-8859-1"> Industrial Services of America, Inc. Form 8-K

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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
May 24, 2001

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
(State of other jurisdiction of incorporation)

0-20979 (Commission File Number)	59-0712746 (IRS Employer Identification No.)

7100 Grade Lane PO Box 32428 Louisville, Kentucky (Address of principal executive offices)	40232 (Zip Code)

(502) 368-1661 (Registrant's telephone number, including area code)
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OTHER EVENTS.

ITEM 5.

Industrial Services of America, Inc. (the "Company") has announced the election of members of the Board of Directors at the Company's meeting held on Thursday, May 24, 2001.

Harry Kletter, the Company's Chairman and Chief Executive Officer, Bruce A. Cannon, Ted Cox, Jerrold R. Perchik and James E. Vining were elected to one-year terms to the Board of Directors. With the exception of Mr. Vining, the Nominating Committee prior to the mailing of the Proxy Statement had nominated the elected directors. David Lester, the other nominee listed in the Proxy Statement, indicated that he would not be available to serve on the Board of Directors. Consequently, the Board of Directors nominated Mr. Vining on May 24, 2001, prior to the annual meeting of shareholders, to serve as the fifth director of the Company.

Mr. Vining, age 35, a certified public accountant, has been a partner in Vining & Associates, PLLC, an accounting firm, from September 1998 to the present. He served as Tax Manager with Ernst & Young LLP from September 1997 through September 1998, and as Tax Manager with Deming, Malone, Livesay and Ostroff from September 1991 through September 1997. Mr. Vining graduated from the University of Kentucky in 1988 with a BS in Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.
(Registrant)

Date: June 19, 2001	/s/ John O. Tietjen
John O. Tietjen
Senior Vice President, Chief
Financial Officer and Corporate
Secretary